UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The China Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE CHINA FUND, INC.

c/o State Street Bank and Trust Company

P.O. Box 5049, 2 Avenue de Lafayette, 6th Floor

Boston, Massachusetts 02206-5049

January     , 2007

Dear Stockholders:

The Annual Meeting of Stockholders of The China Fund, Inc. (the “Fund”) will be held at [            ] P.M. on Thursday, March 8, 2007, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019. A Notice and Proxy Statement regarding the meeting, proxy card for your vote at the meeting, and postage prepaid envelope in which to return your proxy are enclosed.

The matters on which you, as a stockholder of the Fund, are being asked to vote are (i) the election of a Fund Director and (ii) the approval of a proposed Direct Investment Management Agreement between the Fund and Martin Currie Inc. with respect to direct investments. Stockholders present at the Annual Meeting will hear a report on the Fund and will have an opportunity to discuss matters of interest to them. The Board of Directors recommends that you elect to the Board the nominee who is standing for election and approve the proposed Direct Investment Management Agreement.

Respectfully,

/S/ Mary Moran Zeven
MARY MORAN ZEVEN
Secretary

STOCKHOLDERS ARE STRONGLY URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING.

THE CHINA FUND, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

March 8, 2007

To the Stockholders of

The China Fund, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The China Fund, Inc. (the “Fund”) will be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Thursday, March 8, 2007, at [            ] P.M., local time, for the following purposes:

1.	To elect one Class II director to serve for a term expiring on the date on which the annual meeting of stockholders is held in 2010;

2.	To approve or reject a Direct Investment Management Agreement between the Fund and Martin Currie Inc.; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 5, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. You may nevertheless vote in person at the meeting if you choose to attend. The enclosed proxy is being solicited by the Board of Directors of the Fund.

By order of the Board of Directors,

/S/ Mary Moran Zeven
MARY MORAN ZEVEN
Secretary

January     , 2007

THE CHINA FUND, INC.

c/o State Street Bank and Trust Company

P.O. Box 5049, 2 Avenue de Lafayette, 6th Floor

Boston, Massachusetts 02206-5049

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The China Fund, Inc. (the “Fund”) for use at the Annual Meeting of Stockholders, to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, on Thursday, March 8, 2007, at [        ] P.M., local time, and at any adjournments thereof.

This Proxy Statement and the form of proxy are being mailed to stockholders on or about January     , 2007. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Secretary, The China Fund, Inc., c/o State Street Bank and Trust Company, P.O. Box 5049, 2 Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02206-5049), or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, for the election of the director described in this Proxy Statement and for approval of the Direct Investment Management Agreement with Martin Currie Inc. Abstentions are included in the determination of the number of shares present and voting at the meeting.

For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies marked as abstentions will be treated as shares that are present for quorum purposes but which have not been voted. Accordingly, abstentions will have no effect on Proposal 1, for which the required vote is a majority of the votes cast, but will effectively be “no” votes on Proposal 2 for which the required vote is either more than 50% of the outstanding shares or 67% of the shares present at the meeting provided that more than 50% of the outstanding shares are present.

The Board of Directors has fixed the close of business on January 5, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 14,575,961 shares of common stock.

Management of the Fund knows of no item of business other than those mentioned in Proposals 1 and 2 of the Notice of Meeting that will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended October 31, 2006 to any stockholder requesting such report. Requests for the annual report should be made by writing to The China Fund, Inc., c/o The Altman Group, Inc., 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, Attention: Sylvia Hermina or by calling (800) 249-7105.

PROPOSAL 1. - ELECTION OF DIRECTOR

The Fund’s By-Laws provide that the Board shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class II, 2007; Class III, 2008 and Class I, 2009. At each subsequent annual election, directors that are chosen to succeed those whose terms are expiring will be identified as being in the same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

The term of Mr. Holland will expire at the 2007 Annual Meeting of Stockholders. Persons named in the accompanying form of proxy intend in the absence of contrary instructions to vote all proxies for the election of Mr. Holland to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in 2010, or until his successor is elected and qualified. The nominee has indicated that he will serve if elected. If the nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as is designated by the Board of Directors to replace the nominee. The election of a Director will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions will have no effect on the outcome of the election.

Information Concerning the Nominee and Members of the Board of Directors

The following table provides information concerning each of the Directors and the nominee of the Board of Directors of the Fund each of whom is not an “interested person” of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), and therefore is deemed to be “independent.” The nominee is listed first in the table. The terms of the Class I and Class III Directors do not expire this year.

Name (Age) and Address of Directors or Nominees for Director	Principal Occupation or Employment During Past Five Years and Other Directorships in Publicly Held Companies	Director Since	Number of Portfolios in Fund Complex Overseen by Directors	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(1)(2)
Independent Directors or Nominees
Class II
Michael F. Holland (61) 375 Park Avenue New York, New York 10152	Chairman, Holland & Company L.L.C. (1995-present); Director, The Holland Balanced Fund, Inc., Reaves Utility Income Fund and Scottish Widows Investment Partnership; Trustee, State Street Master Funds and State Street Institutional Investment Trust.	1992	1	$50,001-$100,000	$50,001-$100,000

Class I
James J. Lightburn (63) 13, Rue Alphonse de Neuville 75017 Paris, France	Chairman of the Board of the Fund; Attorney, Nomos (2004-present); Attorney, member of Hughes Hubbard & Reed (1993-2004).	1992	1	$10,001-$50,000	$10,001-$50,000

Name (Age) and Address of Directors or Nominees for Director	Principal Occupation or Employment During Past Five Years and Other Directorships in Publicly Held Companies	Director Since	Number of Portfolios in Fund Complex Overseen by Directors	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(1)(2)
Class I (continued)
Joe O. Rogers (57) 2477 Foxwood Drive Chapel Hill, NC 27514	The Rogers Team LLC, organizing member (July 2001-present); Manager, The J-Squared Team LLC (April 2003-May 2004); Director, The Taiwan Fund, Inc. (1986-present).	1992	1	$10,001-$50,000	$10,001-$50,000

Class III
Alan Tremain (70) 366 Mariners Cove Saugatuck, MI 49406	Chairman, Hotels of Distinction Ventures, Inc. (1989-2005); Chairman, Hotels of Distinction (International), Inc. (1974-2005).	1992	1	$50,001-$100,000	$50,001-$100,000

Nigel S. Tulloch (60) 7 Circe Circle Dalkeith WA6009 Australia	Chief Executive, HSBC Asset Management Bahamas Limited (1986-1992); Director, The HSBC China Fund Limited (1992-2005).	1992	1	$10,001-$50,000	$10,001-$50,000

(1)	The information as to beneficial ownership is based on statements furnished to the Fund by the nominee and other current Directors. The dollar value of the shares is based upon the market price on January 3, 2007.
(2)	The term “Family of Investment Companies” means two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for the purposes of investment and investor services. There is one fund in the fund complex overseen by the Directors.

The Fund’s Board of Directors has an Audit Committee, which is responsible for reviewing financial and accounting matters. The Fund’s Audit Committee is comprised of Directors who are not interested persons of the Fund, and its actions are governed by the Fund’s written Audit Committee Charter. The current members of the Audit Committee are Messrs. Holland, Lightburn, Rogers, Tremain and Tulloch. All members of the Audit Committee are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards, as may be modified or supplemented. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Audit Committee met four times during the fiscal year ended October 31, 2006. The Fund’s Audit Committee Charter is attached to this Proxy Statement as Appendix A.

The Fund’s Board has a Nominating and Compensation Committee, comprised of the current members of the Audit Committee, which is responsible for nominating candidates to fill any vacancies on the Board. All of the members of the Nominating Committee are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards, as may be modified or supplemented and are not interested persons of the Fund (as defined in Section 2(a)(19) of the 1940 Act). Currently, the Nominating and Compensation Committee does not consider nominees recommended by stockholders. The Nominating and Compensation Committee believes that it is not necessary to have such a policy because the Board consists entirely of Directors who are not interested persons of the Fund (as defined in Section 2(a)(19) of the 1940 Act). The Nominating and Compensation Committee has a charter which is available on the Fund’s website (www.chinafundinc.com). The Nominating and Compensation Committee evaluates candidate’s qualifications for Board membership and their independence from the Fund’s managers and other principal service providers. The Nominating and Compensation Committee does not have specific minimum qualifications that must be met by a Nominating and Compensation Committee-recommended candidate and there is not a specific process for identifying such candidates. The Nominating Committee met once during the fiscal year ended October 31, 2006.

The Fund does not have a specified process for stockholders to send communications to the Board because stockholders are able to communicate directly with the Board at the Annual Meeting of Stockholders and the Fund’s reports to stockholders disclose contact information which may be used to direct communications to the Board.

The Fund does not have a policy regarding Board member’s attendance at the Annual Meeting of Stockholders. However, one Director attended the 2006 Annual Meeting of Stockholders.

The Fund’s Board of Directors held four regular meetings and two special meetings during the fiscal year ended October 31, 2006. Each Director attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he served except for Mr. Tremain.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Fund’s officers and Directors, and beneficial owners of more than ten percent of a registered class of the Fund’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that its officers and Directors have complied with all applicable filing requirements for the fiscal year ended October 31, 2006. Section 30(h) of the 1940 Act extends the reporting requirements under Section 16(a) of the 1934 Act to the investment advisers of the Fund and the officers and directors of such investment advisers. The Fund believes that its investment advisers and the officers and directors of such investment advisers have complied with all applicable filing requirements for the fiscal year ended October 31, 2006.

Officers of the Fund

Mr. Gary L. French (age 55), President of the Fund since September 12, 2003, also serves as Senior Vice President of State Street Bank and Trust Company.

Mr. William C. Cox (age 39), Treasurer of the Fund since June 9, 2005, also serves as Vice President of State Street Bank and Trust Company.

Ms. Mary Moran Zeven (age 44), Secretary of the Fund since June 13, 2002, also serves as Senior Vice President and Senior Managing Counsel of State Street Bank and Trust Company.

Mr. Peter A. Ambrosini (age 61), Chief Compliance Officer of the Fund since September 30, 2004, also serves as Senior Principal and Chief Compliance and Risk Management Officer, SSgA Funds Management, Inc. and State Street Global Advisors.

Transactions with and Remuneration of Officers and Directors

The aggregate remuneration for Directors was US$169,500 during the year ended October 31, 2006 and, for that period, the aggregate amount of expenses reimbursed by the Fund for Directors’ attendance at directors’ meetings was US$108,634. Each Director currently receives fees, paid by the Fund, of US$2,000 for each directors’ meeting and committee meeting attended and an annual fee of either US$27,500 (for the Chairman of the Fund) or US$10,000 (for the other Directors).

The following table sets forth the aggregate compensation from the Fund paid to each Director during the fiscal year ended October 31, 2006.

Name of Director	Aggregate Compensation From Fund(1)	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid To Directors(2)
Michael F. Holland	$32,000	—	—	$32,000
James J. Lightburn	$32,000	—	—	$32,000
Joe O. Rogers	$32,000	—	—	$32,000
Alan Tremain	$41,500	—	—	$41,500
Nigel S. Tulloch	$32,000	—	—	$32,000

(1)	Includes compensation paid to Directors by the Fund. The Fund’s Directors did not receive any pension or retirement benefits as compensation for their service as Directors of the Fund.
(2)	There in one fund in the fund complex overseen by the Directors.

Stockholder Approval

Election of the listed nominee for Director requires the affirmative vote of the holders of a majority of the shares of common stock of the Fund voted at the Annual Meeting. THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEE FOR DIRECTOR.

PROPOSAL 2. - APPROVAL OR REJECTION OF

DIRECT INVESTMENT MANAGEMENT AGREEMENT

Stockholders of the Fund are being asked to approve a Direct Investment Management Agreement (the “Direct Management Agreement”) with Martin Currie Inc. (“Martin Currie” or the “Investment Manager”), which, if approved, would authorize Martin Currie to provide investment management services with respect to investment of certain of the Fund’s assets in securities that at the time of such investment are not listed (or approved for listing) on a securities exchange (“Direct Investments”). The Board of Directors has determined that the Direct Management Agreement is in the best interests of the Fund and its stockholders. If so approved, the Direct Management Agreement will go into effect as of March 8, 2007 for an initial two-year term and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act. If the stockholders do not approve the Direct Management Agreement, then the Fund’s existing investment management arrangements with Martin Currie will continue in effect for successive annual periods as long as such continuance is approved in accordance with the 1940 Act and Martin Currie will be compensated in accordance with the current advisory fee arrangement.

The Board of Directors recommends that you vote in favor of the Direct Management Agreement. The terms of the Direct Management Agreement are explained in the discussion below and the reasons for the Board’s decision are given. A description of the Direct Management Agreement, including the services to be provided by Martin Currie, thereunder, is set forth below. The description is qualified in its entirety by reference to the form of the Direct Management Agreement attached to this Proxy Statement as Appendix B.

The Direct Management Agreement

Asian Direct Capital Management (“ADCM” or the “Current Direct Investment Manager”) serves as manager of the Fund’s direct investments pursuant to a Direct Investment Management Agreement. The Board of Directors of the Fund, believing that there are other opportunities for Direct Investments by the Fund, decided to pursue additional options for management of the Fund’s assets allocated to Direct Investments. Accordingly, at a meeting held on December 7, 2006, the Board reached the conclusion that Martin Currie, manager of the portion of the Fund’s assets invested in listed securities, was qualified to provide such additional services with respect to Direct Investments. In considering potential direct investment managers, the Board weighed information it had previously received and considered in June 2006, when the Board had reviewed the Fund’s current investment management arrangements with Martin Currie, including Martin Currie’s presence and experience in China; information regarding the number and types of clients advised by Martin Currie, including other investment funds; the amount of assets under management; the number of persons employed and information regarding the education and employment experience of their principal investment officers; the compliance systems and personnel; their affiliations; their performance; and the proposed fees. Based on its review of this information, the Fund’s Board of Directors, including a majority of the Directors of the Fund who are not “interested persons” (as defined in the 1940 Act), approved the appointment of Martin Currie as the Fund’s additional direct investment manager to take effect at such time as the Direct Management Agreement is approved by the Fund’s stockholders.

Under the terms of the Direct Management Agreement, Martin Currie will invest a portion of the Fund’s assets in Direct Investments. Martin Currie will also furnish advice and making recommendations regarding the purchase and sale of Direct Investments and, if requested by the Fund’s Board of Directors, other Direct Investments held by the Fund. Martin Currie, with respect to those Fund’s Direct Investments, will monitor the execution of transactions and the settlement and clearance of the Fund’s securities transactions in such Direct Investments.

Under the terms of the Direct Management Agreement, Martin Currie is permitted to provide investment advisory services to other clients, including clients who may invest in China companies so long as the investment management services to the Fund are not impaired thereby. The Direct Management Agreement provides that Martin Currie is not liable for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in connection with matters to which the Direct Management Agreement relates, except for losses resulting from willful misfeasance, bad faith or gross negligence on the part of Martin Currie in the performance of its duties, or from reckless disregard by Martin Currie of its obligations and duties under the Direct Management Agreement.

For its service under the Direct Management Agreement, Martin Currie shall receive a fee, computed weekly and payable monthly, at the annual rate of 2.00% of the average weekly value of the Fund’s assets invested in Direct Investments that are managed by Martin Currie under the Direct Management Agreement.

The Direct Management Agreement may be terminated at any time, without payment of any penalty, by the Fund or by Martin Currie upon sixty days’ written notice or by vote of the stockholders of the Fund. The Direct Management Agreement will automatically terminate (i) in the event of its assignment, as defined in the 1940 Act; (ii) if Martin Currie ceases to be a member of the Financial Services Authority of the United Kingdom, the regulator for financial services institutions in the United Kingdom (the “FSA”); or (iii) upon FSA’s instructions.

Investment Manager

Biography of portfolio manager:

Chris Ruffle

Mr. Ruffle joined Martin Currie Investment Management (“MCIM”) in 1994 and is currently a director. MCIM provides investment research and administration services to the Investment Manager. Mr. Ruffle, who is a Chinese and Taiwanese equity specialist, has over 13 years investment experience in Asia. Fluent in Mandarin and Japanese, Mr. Ruffle has worked in the Far East since 1983. He worked originally in Beijing and Shanghai and then in Australia for a metal trading company. He then moved to Warburg Securities in 1987 as an analyst in Tokyo, before establishing Warburg’s office in Taiwan (1990 to 1993). In 2006, Mr. Ruffle and Martin Currie established MC China Limited, a joint venture dedicated to running Martin Currie’s range of specialist China strategies. Mr. Ruffle also manages The Martin Currie China Hedge Fund, the Martin Currie China “A” Share Fund Limited and the Martin Currie Sino-American “A” Share Corporation Limited. The fee arrangements for these funds are as follows:

Fund	Net Assets at December 31, 2006	Annual Compensation
The Martin Currie China Hedge Fund	US$ 63,195,432	1.5% of fund’s net assets
The Martin Currie China “A” Share Fund	US$ 454,173,543	1.5% of fund’s net assets
The Martin Currie Sino-American “A” Share Corporation Limited	US$ 152,439,515	1.5% of fund’s net assets

The Adviser

Martin Currie is a company incorporated in New York in 1978 which is regulated in its conduct of its investment business by the Financial Services Authority of the United Kingdom (the “FSA”), a self-regulatory organization for financial institutions in the United Kingdom. Martin Currie is a wholly owned subsidiary of Martin Currie Ltd. (“MC Ltd.”). Martin Currie Investment Management Limited (“MCIM”), an affiliate of Martin Currie provides investment research and administration services to Martin Currie. The Martin Currie Group, as defined below, is a leading Scottish investment management company, privately owned, controlled and managed by its full time executives, founded in 1881. Martin Currie’s and MC Ltd.’s principal address is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES, United Kingdom. Investment management activities are run from the Edinburgh headquarters. However, in the case of the Fund, Chris Ruffle, who is the portfolio manager, is based in Shanghai and the China research team is based in Edinburgh and in Shanghai, China.

Martin Currie is a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), and offers portfolio management services to taxable and nontaxable institutional investors investing in United States and international equity. Martin Currie is part of a group of companies owned by MC Ltd. which includes five other fully operating subsidiaries: Martin Currie, MCIM, Martin Currie Unit Funds Martin Currie Bermuda Limited and Martin Investor Services Limited (collectively, the “Martin Currie Group”). As of December 31, 2006, the Martin Currie Group had assets under management totaling approximately US$26 billion. Funds managed by the Martin Currie Group in the Asia Pacific region (excluding Japan) currently amount to approximately US$6.7 billion.

The Martin Currie Group has been investing in emerging markets since the 1930s and has been managing open-ended specialist country funds since the early 1990s. In addition, MCIM’s six year old research joint venture with China Securities gives Martin Currie an insight into the Chinese market which Martin Currie believes results in beneficial investment decisions for clients. Martin Currie has managers and analysts based in Edinburgh, Shanghai and Taipei focusing upon China and Taiwan. Led by Chris Ruffle, who is based in Shanghai, this team has a combined experience of approximately 40 years investing in the region and includes two former heads of research.

The following table sets forth the name and principal occupation of the principal executive officers and of each director of Martin Currie. The business address of each person listed below (except for James Sandison) is: Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES, United Kingdom. The business address of James Sandison is 1350 Avenue of the Americas, Suite 3010, New York, NY 10019.

Name and Address	Position with Martin Currie Inc
Tim Hall	Director/Vice President
James Fairweather	Director/Vice President
E. R. Morgan	Director/Vice President
James Sandison	Director/Vice President
Allan MacLeod	Director/Vice President
Mike Thomas	Director/Vice President
Willie Watt	President
Keith Swinley	Company Secretary

Board of Directors’ Considerations

The Board of Directors previously considered information regarding Martin Currie’s investment management capabilities, expertise and fees in June 2006 when the Board reviewed the Fund’s current investment management arrangements with Martin Currie and ADCM. In connection with their consideration of the proposed Direct Management Agreement with Martin Currie, the Directors, at a meeting held on December 7, 2006, relied upon some of the same factors that led to the continuation of the Fund’s investment management arrangements. At the meeting, the Directors were advised by counsel concerning their duties in considering the Direct Management Agreement and the various factors to be considered and standards to be applied. On December 7, 2006, the Directors, including the “non-interested” Directors, voted to approve the Direct Management Agreement with Martin Currie and submit the agreement to the Fund’s stockholders for approval.

The Board had previously received and reviewed information relating to the quality of services rendered by Martin Currie and ADCM and the reasonableness of their fees. The information presented included comparative performance and expense data of the Fund relative to single-country, Asian (excluding Japan), closed-end, U.S.-based funds (the “Peer Group”). The Board also had previously received information on the increasing complexity of portfolio securities in which the Fund invests and on associated increases in costs borne by the Fund’s investment managers. The Directors further reviewed profitability information provided by Martin Currie and ADCM. In deciding to approve the Direct Management Agreement, the Board did not identify any single factor as all-important or controlling.

Based on its conclusions, and with the assistance of counsel, the Board of Directors, including a majority of the “non-interested” Directors, determined that the proposed agreement with Martin Currie is fair and reasonable. Accordingly, the Board of Directors, including the “non-interested” Directors, voted to approve the Direct Management Agreement. The Board of Directors, including a majority of the “non-interested” Directors, recommends that stockholders vote “FOR” the proposal to approve the Direct Management Agreement between the Fund and Martin Currie.

Stockholder Approval

To become effective, the Direct Management Agreement must be approved by the “vote of a majority of the outstanding voting securities,” which is defined under the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the Meeting if the holders of more than 50% of such outstanding shares of the Fund are present in person or represented by proxy; or (ii) more than 50% of the outstanding shares of the Fund entitled to vote thereon. The Board of Directors determined to submit the Direct Management Agreement for consideration by the stockholders of the Fund. THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE “FOR” APPROVAL OF THE DIRECT MANAGEMENT AGREEMENT.

GENERAL INFORMATION

Fund Management and Administration

Martin Currie Inc. (“Martin Currie”) acts as investment manager for the portion of the Fund’s assets allocated for investment in listed securities pursuant to an Investment Advisory and Management Agreement between Martin Currie and the Fund. The principal business address of Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES, United Kingdom.

Asian Direct Capital Management (“ADCM”) acts as direct investment manager for the portion of the Fund’s assets allocated for investment in direct investments pursuant to a direct investment management agreement between ADCM and the Fund. The principal business address of ADCM is 32/F, Exchange Square II, 8 Connaught Place, Hong Kong. State Street Bank and Trust Company is an affiliate of ADCM.

State Street Bank and Trust Company acts as Administrator to the Fund pursuant to an Administration Agreement between the Administrator and the Fund. The principal business address of the Administrator is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) serves as the Fund’s independent registered public accounting firm, auditing and reporting on the annual financial statements of the Fund and reviewing certain regulatory reports and the Fund’s federal income tax returns. Deloitte also performs other professional audit and certain allowable non-audit services, including tax services, when the Fund engages it to do so. Representatives of Deloitte are not expected to be available at the meeting.

Audit Fees. The aggregate fees billed by Deloitte in connection with the annual audits of the Fund for the fiscal years ended October 31, 2006 and 2005 were $53,000 and $48,000, respectively.

Audit-Related Fees. For the fiscal years ended October 31, 2006 and 2005, Deloitte did not bill the Fund any fees for assurances and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under the section Audit Fees above.

Tax Fees. The aggregate fees billed by Deloitte for professional services rendered by Deloitte for tax compliance, tax advice and tax planning (consisting of a review of the Fund’s income tax returns and tax distribution requirements) for the fiscal years ended October 31, 2006 and 2005 were $9,000 and $8,500, respectively.

All Other Fees. For the fiscal years ended October 31, 2006 and 2005, Deloitte billed the Fund US$15,000 and US$13,500, respectively, for the provision of security counts.

Audit Committee Pre-approval. The Audit Committee’s policy is to pre-approve all auditing and non-auditing services to be provided to the Fund by the Fund’s independent registered public accounting firm. All of the audit and the tax services described above for which Deloitte billed the Fund fees for the fiscal years ended October 31, 2006 and 2005 were pre-approved by the Audit Committee.

For the fiscal years ended October 31, 2006 and 2005, Deloitte did not bill the Fund any non-audit fees. During the same period, the aggregate non-audit fees billed by Deloitte for services rendered to State Street Bank and Trust Company, an affiliate of the Fund’s direct investment manager, ADCM, was approximately US$1,300,00 and US$700,000, respectively. The non-audit services provided to State Street Bank and Trust Company were not related directly to the operations and financial reporting of the Fund. During this period, Deloitte did not provide any services to Martin Currie.

The Fund’s Audit Committee has determined that the provision of non-audit services by Deloitte to State Street Bank and Trust Company is compatible with maintaining Deloitte’s independence.

Audit Committee Report

The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended October 31, 2006 with management of the Fund and with Deloitte, and has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter on auditor independence from Deloitte required by Independence Standards Board No. 1 (Independence Standards Board No. 1, Independence Discussion with Audit Committees), as may be modified or supplemented, and has discussed with Deloitte its independence. Based on the Audit Committee review and discussions referred to in the two preceding sentences, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund for the fiscal year ended October 31, 2006 be included in its annual report to stockholders and the Fund’s annual report filed with the Securities and Exchange Commission.

James J. Lightburn – Audit Committee Chairman

Alan Tremain – Audit Committee Member

Joe O. Rogers – Audit Committee Member

Michael F. Holland – Audit Committee Member

Nigel S. Tulloch – Audit Committee Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the management of the Fund, no person owned beneficially more than 5% of the Fund’s outstanding shares as of December 31, 2006. This information is based on publicly available Schedule 13D, Schedule 13G and Schedule 13F disclosures that management is aware of, filed with the Securities and Exchange Commission.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph, by officers of the Fund or personnel of the Administrator. The Fund has retained The Altman Group, Inc. to assist in the proxy

solicitation. The cost of their services is estimated at US$            , plus out of pocket expenses. The expenses connected with the solicitation of proxies including proxies solicited by the Fund’s officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

In the event that sufficient votes in favor of the proposal set forth in the Notice of this meeting are not received by March 8, 2007, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

In order to submit a stockholder proposal to be considered for inclusion in the Fund’s proxy statement for the Fund’s 2008 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The China Fund, Inc., c/o Secretary of the Fund/State Street Bank and Trust Company, P.O. Box 5049, 2 Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02206-5049) not later than September     , 2007. Any stockholder who desires to bring a proposal at the Fund’s 2008 Annual Meeting of Stockholders without including such proposal in the Fund’s Proxy Statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The China Fund, Inc., c/o Secretary of the Fund/State Street Bank and Trust Company, P.O. Box 5049, 2 Avenue de Lafayette, 6th Floor, Boston, Massachusetts 02206-509), not before December 10, 2007 and not later than January 9, 2008.

By order of the Board of Directors,

/S/ Mary Moran Zeven
MARY MORAN ZEVEN
Secretary

c/o State Street Bank and Trust Company
P.O. Box 5049, 2 Avenue de Lafayette, 6th Floor
Boston, Massachusetts 02206-5049
January , 2007

Appendix A

The China Fund, Inc.

(the “Fund”)

AMENDED AUDIT COMMITTEE CHARTER

I.	Composition of the Audit Committee

The Audit Committee shall be composed of at least three Directors:

(a)	each of whom shall not be an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, or an “affiliated person” of the Fund, as described in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	each of whom shall not accept any consulting, advisory, or other compensatory fee from the Fund (other than fees for serving on the Board of Directors or any committee thereof) or have any other relationship to the Fund that may interfere with the exercise of such person’s independence from the Fund and Fund management;

(c)	each of whom shall otherwise satisfy the applicable independence requirements for any stock exchange or market quotation system on which Fund shares are listed or quoted;

(d)	each of whom shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and

(e)	at least one of whom shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

The Audit Committee shall determine whether at least one member of the Audit Committee is a “financial expert” as defined in rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002 and shall consider whether any member thereof serves on the audit committee of any other public companies.

II.	Purposes of the Audit Committee

The purposes of the Audit Committee are:

(a)	to oversee the accounting and financial reporting processes of the Fund and its internal control over financial reporting and, as the Audit committee deems appropriate, to inquire into the internal control over financial reporting of certain third-party service providers;

(b)	to oversee, or, as appropriate, assist Board oversight of the quality and integrity of the Fund’s financial statements and independent audit thereof;

(c)	to oversee, or, as appropriate, assist Board oversight of, the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent accountants;

(d)	to approve prior to appointment the engagement of the Fund’s independent accountants and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Fund’s independent accountants;

(e)	to act as a liaison between the Fund’s independent accountants and the full Board;

(f)	to prepare an audit committee report as required by Item 306 of Regulation S-K to be included in proxy statements relating to the election of directors; and

(g)	to assist the Board oversight of the Fund’s internal audit function (if any).

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the Fund’s independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee should report regularly to the Board of Directors with respect to the matters described in Section III of this Audit Committee Charter. The Fund’s independent accountants are required to report directly to the Audit Committee.

III.	Responsibilities and Duties of the Audit Committee

The policies and procedures of the Audit Committee shall remain flexible to facilitate its ability to react to changing conditions and to generally discharge its functions. The following listed responsibilities describe areas of attention in broad terms.

To carry out its purposes, the Audit Committee shall have the following responsibilities and duties:

(a)	upon submission of an application form by the Fund’s independent accountants to the Public Company Accounting Oversight Board, to request: (i) a report from the Fund’s independent accountants informing the Audit Committee of the status of its application and standing with the Public Company Accounting Oversight Board; (ii) a prompt report of any change in the Fund’s independent accountant’s standing with respect to the Public Company Accounting Oversight Board; and (iii) the written findings of the Public Company Accounting Oversight Board in connection with that Board’s inspection of the Fund’s independent accountants;

(b)	to preapprove all auditing services to be provided to the Fund by the Fund’s independent accountants*;

(c)	to pre-approve all non-auditing services, including tax services, to be provided to the Fund by the Fund’s independent accountants; provided, however, that the preapproval requirement with respect to the provision of non-auditing services to the Fund by the Fund’s independent accountants may be waived by the Audit Committee under the circumstances described in the 1934 Act**;

(d)	to ensure that the Fund’s independent accountants submit on an annual basis to the Audit Committee a formal written statement describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issue; and delineating all relationships between such independent accountants and the Fund, consistent with Independence Standards Board Standard No. 1, to actively engage in a dialogue with the Fund’s independent accountants with respect to any

*	The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals; provided, however, that the Audit Committee shall not delegate preapproval of the audit required by the 1934 Act. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.
**

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

disclosed relationships or services that may affect the objectivity and independence of such independent accountants, including relationships with or services provided to the Fund’s other service providers, and, if deemed appropriate by the Audit Committee, to recommend that the Board of Directors take appropriate action in response to the report of such independent accountants to satisfy itself of the independence of such independent accountants;

(e)	to receive and consider specific representations from the Fund’s independent accountants with respect to the independence of such accountants, audit partner rotation, and conflicts of interest described in Section 10A(l) of the 1934 Act, and to consider whether the provision of any non-audit services to the Fund by the Fund’s independent accountants as described in Section III(c) of this Audit Committee Charter is compatible with maintaining the independence of those accountants;

(f)	to review arrangements for annual and special audits and the scope of such audits with the Fund’s independent accountants;

(g)	to review and discuss the Fund’s audited financial statements with Fund management;

(h)	to discuss with the independent accountants those matters required by Statement of Accounting Standards Nos. 61 and 90 relating to the Fund’s financial statements, including, without limitation, any adjustment to such financial statements recommended by such independent accountants, or any other results of any audit;

(i)	to cause to be prepared and to review and submit any report, including any recommendation of the Audit Committee, required by SEC Rules to be included in the Fund’s annual proxy statement;

(j)	to review legal and regulatory matters presented by counsel and the Fund’s independent accountants that may have a material impact on the Fund’s financial statements;

(k)	to establish and administer policies and procedures relating to: (i) the hiring of employees or former employees of the Fund’s independent accountants; and (ii) the resolution of any disagreements between Fund management and the Fund’s independent accountants regarding accounting and/or financial reporting policies and procedures;

(l)	to consider with the Fund’s independent accountants their comments with respect to the quality and adequacy of the Fund’s accounting and financial reporting policies, practices and internal controls and management’s responses thereto, including, without limitation, the effect on the Fund of any recommendation of changes in accounting principles or practices by management or the independent accountants;

(m)	to receive and consider reports from the Fund’s independent accountants regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Fund management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and Fund management, such as any management letter or schedule of unadjusted differences;

(n)

to receive reports from the principal executive officer and the principal financial officer, or persons performing similar functions, regarding: (i) all significant deficiencies in the design or operation of Fund internal controls that could adversely affect the Fund’s ability to record, process, summarize, and report financial data and have identified for Fund’s independent accountants any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves Fund management or other employees who have a significant role in the Fund’s internal controls; and (iii) whether or not there were significant changes in the Fund’s internal controls or in other factors that could significantly affect the Fund’s internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses;

(o)	to establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters;

(p)	to discuss with Fund management and the Fund’s independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Fund’s internal controls and processes that could materially affect the Fund’s financial statements and financial reporting;

(q)	to assist the Fund, if necessary, in preparing any written affirmation or written certification required to be filed with any stock exchange on which Fund shares are listed;

(r)	to review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors;

(s)	to conduct an annual performance evaluation of the Audit Committee; and

(t)	to perform such other functions consistent with this Audit Committee Charter, the Fund’s Articles of Incorporation, the Fund’s By-laws, and applicable law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

In fulfilling their responsibilities under this Audit Committee Charter, it is recognized that members of the Audit Committee are not full-time employees of the Fund. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations inside and outside the Fund from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which actual knowledge shall be promptly reported to the Board of Directors).

Fund management is responsible for maintaining appropriate systems for accounting. The Fund’s independent accountants are responsible for conducting a proper audit of the Fund’s financial statements and are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select (subject, if applicable, to shareholder approval) and evaluate the Fund’s independent accountants, to determine the compensation of the Fund’s independent accountants and, where appropriate, to replace the Fund’s independent accountants.

IV.	Meetings

The Audit Committee shall meet regularly with the Fund’s independent accountants (outside the presence of Fund management) and at least once annually with the representatives of Fund management responsible for the financial and accounting operations of the Fund. The Audit Committee shall hold special meetings at such times as the Audit Committee believes appropriate. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in such meeting can hear each other.

V.	Assistance from Fund Management; Authority to Engage Advisers; Funding

The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall have the power and authority to take all action it believes necessary or appropriate to discharge its responsibilities, including the power and authority to retain independent counsel and other advisers. The Fund shall provide for appropriate funding, as determined by the Audit Committee as a committee of the Board of Directors, for payment of compensation to: (i) the Fund’s independent accountants and (ii) any advisers employed by the Audit Committee under this Section V.

Approved: June 3, 2004

Appendix B

DIRECT INVESTMENT MANAGEMENT AGREEMENT

B-1

PROXY	PROXY

THE CHINA FUND, INC.

This proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders – March 8, 2007

The undersigned stockholder of The China Fund, Inc. (the “Fund”) hereby appoints Mary Moran Zeven, William C. Cox and Gary L. French or any of them, proxies of the undersigned, with full power of substitution to vote and to act for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of the Fund, to be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019 at [        ] p.m., local time, on March 8, 2007, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

The shares represented by this proxy will be voted in accordance with the instructions given by the stockholder, but if no instructions are given, this proxy will be voted in favor of Proposal 1 and Proposal 2 as set forth in this proxy. In addition, this proxy will be voted, in the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournments thereof. The undersigned revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated January     , 2007.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Has your address changed?	Do you have any comments?

FRONT OF PROXY CARD

THE CHINA FUND, INC.

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

☒	Please mark your votes as in this example.

THE CHINA FUND, INC.

i. To elect one Class II director to serve for a term expiring on the date on which the annual meeting of stockholders is held in 2010.

Class II Nominee: (01) Michael F. Holland

FOR NOMINEE	☐	WITHHELD FROM NOMINEE	☐

ii. To approve or reject a Direct Investment Management Agreement between the Fund and Martin Currie Inc.

☐ FOR THE PROPOSAL	☐ AGAINST THE PROPOSAL	☐ ABSTAIN

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Please be sure to sign and date this Proxy.	Date:

Stockholder sign here	Co-owner sign here

RECORD DATE SHARES:

BACK OF CARD